Exhibit (10.9)

                       EMPLOYEES WHO ARE PARTIES TO THE
                         CHANGE IN CONTROL AGREEMENT

          G. M. Hardy, Secretary and Treasurer, Principal Accounting Officer
                         and Director
          G. L. Kiser, President and Chief Operating Officer
          F. H. Jackson, Executive VP of Finance, Chief Financial Officer
                         and Director
          P. H. Norton, Chairman of the Board